UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2025
MASIMO CORPORATION
(Exact name of registrant as specified in its charter)
________________________________________________

DE			001-33642		33-0368882
(State or other jurisdiction of incorporation)			(Commission File Number)		(IRS Employer Identification No.)
52 Discovery	Irvine,	CA			92618
(Address of Principal Executive Offices)					(Zip Code)
			(949)	297-7000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MASI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 7.01.	Regulation FD Disclosure.
Management of Masimo Corporation (the “Company”) intends to participate in discussions with investors during the upcoming week at which the Company intends to re-affirm the updated financial outlook for the remainder of fiscal 2025 that it provided on May 6, 2025.
At the present time, the Company does not expect the cybersecurity-related incident reported under Item 8.01 of Form 8-K on May 6, 2025, which is further updated in Item 8.01 below, to materially impact the Company’s revenue for fiscal year 2025, or to prevent the Company from fulfilling customer orders received to date or meeting seasonal demand.
The Company maintains cybersecurity insurance, and expects that the majority of out-of-pocket remediation costs incurred by the Company in connection with the incident will be covered by such insurance, and that any such costs will be non-recurring in nature.
In accordance with General Instructions B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.
As previously reported under Item 8.01 of Form 8-K on May 6, 2025, on April 27, 2025, the Company identified unauthorized activity on the Company’s on-premise network and, upon detection, activated its incident response protocols and implemented containment measures. The Company promptly commenced an investigation and has been actively working to assess, mitigate, and remediate the incident with the assistance of third-party cybersecurity professionals. The Company has also notified and coordinated with law enforcement.
At this time, the Company’s manufacturing operations are running at near full capacity, and the Company’s critical order taking, distribution and shipping systems are fully operational. The Company is continuing to optimize these systems to ensure that any delayed orders are being processed in a timely manner.

Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and include, among other things, statements about the impact of this incident on the Company and the ultimate duration and extent of the disruption. All such statements in this report, other than statements of historical fact, are forward-looking statements. Words such as “expect,” “intend,” “will,” “plan,” “anticipate,” “may,” “believe,” “continue,” and similar expressions are intended to identify forward-looking statements. The Company bases its forward-looking statements on information available to it on the date of this report and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may otherwise be required by law. Actual results and other events could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied include the Company’s discovery of additional information related to the incident, legal, reputational, and financial risks resulting from the incident, any potential regulatory inquiries, enforcement actions and/or litigation to which the Company may become subject in connection with the incident, any contract terminations, disputes or loss of business, and other additional costs that may be incurred by the Company in connection with the incident, and the risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 28, 2024, filed with the Securities and Exchange Commission on February 25, 2025, and the subsequent reports that the Company files with the Securities and Exchange Commission from time to time.

Item 9.01.	Financial Statements and Exhibits.
(d) The following item is filed as an exhibit to the Current Report on Form 8-K.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: May 27, 2025	By:	/s/ MICAH YOUNG
Micah Young
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)